Exhibit 3.16

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “HOMEADVISOR, INC.”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF APRIL, A.D. 2013, AT 11:38 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Homeadvisor Certficate of Incorporation.doc

State of Delaware Secretary of State Division of Corporations Delivered 11:46 AM 04/17/2013 FILED 11:38 AM 04/17/2013 SRV 130446814 - 2980372 FILE

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
HOMEADVISOR, INC.

HomeAdvisor, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.                                      The name of the Corporation is HomeAdvisor, Inc.

2.                                      The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article IV thereof and by substituting in lieu of said Article the following new Article:

“ARTICLE IV
AUTHORIZED CAPITAL STOCK

This corporation shall be authorized to issue one class of capital stock to be designated Common Stock.  The total number of shares which this corporation shall have authority to issue is one million (1,000,000), and each such share shall have a par value of one cent ($0.  01).”

3.                                      The Amendment of the Amended and Restated Certificate of Incorporation of the Corporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by a duly authorized officer this 17th day of April, 2013.

HomeAdvisor, Inc.

/s/ Joanne Hawkins
Name:	Joanne Hawkins
Title:	Vice President and Assistant Secretary